CHOICE HOTELS INTERNATIONAL REPORTS 2021 THIRD QUARTER RESULTS
Third quarter domestic RevPAR exceeded guidance and grew 11.4% above 2019 levels; awarded 89 new domestic franchise agreements in the quarter, a 10% increase from the same period of 2020

ROCKVILLE, Md., Nov. 4, 2021 - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months ended September 30, 2021.

“Our impressive third quarter results are a testament to the success of our long-term growth strategy and the investments we have made to position us to further increase our share of travel demand and benefit from trends that favor leisure travel, limited-service hotels and longer stay occasions,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “Today, we are in an even stronger position to capitalize on growth opportunities to create added value and drive our performance to new levels in the years to come.”

Highlights of third quarter and year-to-date 2021 results include (note that RevPAR and financial metrics are compared to 20191):

•Domestic systemwide revenue per available room (RevPAR) growth exceeded third quarter guidance and outperformed the total industry by 16 percentage points, increasing 11.4% for third quarter 2021, compared to the same period of 2019. RevPAR growth was driven by an increase in average daily rate (ADR) of 8.8% and a 150-basis-point increase in occupancy levels versus third quarter 2019. These RevPAR trends have continued into the fourth quarter.

•The company's domestic effective royalty rate for third quarter 2021 increased 8 basis points over the prior year third quarter to 4.99%.

•The company awarded 289 domestic franchise agreements year-to-date through September 30, 2021, a 25% increase compared to the same period of 2020. The company's domestic franchise agreements for conversion hotels increased by 25% year-to-date through September 30, 2021, compared to the same period of 2020. The company awarded 89 domestic franchise agreements in third quarter 2021, a 10% increase compared to the same period of the prior year.

•Third quarter net income increased 53% to $116.7 million from third quarter 2019, representing diluted earnings per share (EPS) of $2.08.

1 2019 comparison data is shown in some cases for comparable prior year periods for context in light of the onset of the COVID-19 pandemic toward the end of the first quarter of 2020.

•Third quarter adjusted net income, excluding certain items described in Exhibit 7, increased 11% to $85.1 million from third quarter 2019, and adjusted diluted EPS were $1.51, an increase of 10% from third quarter 2019.

•Third quarter adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $133.2 million, a 18% increase from third quarter 2019.

•Adjusted EBITDA margin for third quarter 2021 was 80%, a 650-basis-point increase from third quarter 2019.

•In August 2021, the company’s award-winning loyalty program, Choice Privileges, surpassed 50 million members.

•During the first nine months of 2021, the company returned $22.5 million to shareholders in the form of cash dividends and share repurchases. In October 2021, the company returned an additional $12.5 million to shareholders through cash dividends.

Performance Trends

•Domestic systemwide RevPAR for third quarter 2021 outperformed the respective chain scales in which the company competes by 600 basis points, compared to the same period of 2019.

•Choice Hotels’ overall portfolio achieved RevPAR index gains versus local competitors of 370 basis points for third quarter 2021 compared to the same period of 2019, driven by both ADR and occupancy index gains.

•The company’s extended-stay portfolio achieved domestic systemwide RevPAR growth of 18.2% in third quarter 2021 compared to the same period of 2019, driven by occupancy levels of 82% and a 9% increase in ADR. The WoodSpring Suites brand achieved RevPAR growth of 22.8% in third quarter 2021 compared to the same period of 2019, driven by occupancy levels of nearly 86% and an 11.1% increase in ADR.

•The company’s midscale portfolio achieved domestic systemwide RevPAR growth of 9.7% in third quarter 2021 compared to the same period of 2019, driven primarily by a 9.3% increase in ADR. In third quarter 2021, the Comfort brand family’s domestic systemwide RevPAR change outperformed the upper-midscale chain scale by 730 basis points compared to the same period of 2019, and the Quality Inn brand achieved RevPAR growth of 13.3%, driven predominantly by a 10.4% increase in ADR, compared to the same period of 2019.

•The company’s portfolio continued to achieve domestic systemwide RevPAR share gains versus its competitors for third quarter 2021, compared to third quarter 2019, with the Cambria Hotels brand achieving gains of 12 percentage points. In third quarter 2021, the Ascend Hotel Collection achieved RevPAR growth of 7.9%, driven by a 17.2% increase in ADR, compared to the same period of 2019.

Additional details for the company’s third quarter and year-to-date 2021 results are as follows:

Revenues

•Total revenues increased 4% to $323.4 million for third quarter 2021, compared to the same period of 2019.

•Total revenues excluding marketing and reservation system fees increased 8% to $166.5 million for third quarter 2021, compared to the same period of 2019.

•Third quarter 2021 domestic royalties totaled $123 million, a 14% increase from the same period of 2019.

Development

•The company's domestic franchise agreements for new construction hotels increased by 52% in third quarter 2021, compared to the same period of 2020.

•As of September 30, 2021, the number of domestic rooms in the company’s upscale portfolio expanded by nearly 22% since September 30, 2020, driven by a 6% increase in room count for the Cambria Hotels brand and a 27% increase in room count for the Ascend Hotel Collection.

•For the first nine months of 2021, the upscale portfolio set a record for the highest number of upscale hotel openings in the company’s history, including 22 properties added as part of the company's strategic alliance with Penn National Gaming. In September 2021, the company launched a new Cambria hotel prototype designed for secondary and leisure markets to position the brand for continued system growth while maximizing developers' return on investment.

•The company’s extended-stay portfolio continued its rapid expansion, reaching 467 domestic hotels as of September 30, 2021, an 11% increase since September 30, 2020, with the domestic extended-stay pipeline reaching nearly 310 hotels awaiting conversion, under construction or approved for development. In third quarter 2021, the company’s extended stay domestic franchise agreements increased by 85%, compared to the same period in 2020, and grew by 20%, compared to the same period in 2019.

•The company continued its leadership in the midscale segment by increasing the number of domestic hotels within the Comfort brand family by 2.2% from September 30, 2020. The brand’s domestic franchise agreements for new construction hotels increased three-fold in third quarter 2021, compared to the same period of 2020. For the first nine months of 2021, the Comfort brand family executed the highest number of conversion hotel openings since 2014.

•The number of domestic hotels and rooms, as of September 30, 2021, increased 0.1% and 1.2%, respectively, from September 30, 2020. The company’s domestic upscale, midscale and extended-stay segments reported a 2.0% and 2.6% aggregate increase in units and rooms, respectively, since September 30, 2020.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of September 30, 2021, reached nearly 860 hotels representing over 71,000 rooms.

Balance Sheet and Liquidity

The company improved its strong balance sheet and liquidity position in third quarter 2021 and continues to benefit from its primarily franchise-only business model, which has historically provided a stable earnings stream, low capital expenditure requirements and significant free cash flow. As of September 30, 2021, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility was over $1 billion. The company generated cash flow from operations of $142.8 million for third quarter 2021, a 53% increase from the same period of 2019.

Shareholder Returns

During the nine months ended September 30, 2021, the company paid cash dividends totaling $12.5 million. Based on the current quarterly dividend rate of $0.225 per share of common stock, the company expects to pay dividends totaling approximately $25 million during 2021.

During the nine months ended September 30, 2021, the company repurchased approximately 0.1 million shares of common stock for $10 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of October 31, 2021, the company had 3.4 million shares remaining under the current share repurchase authorization.

In October 2021, the company returned $12.5 million to shareholders in the form of cash dividends.
Outlook

COVID-19 continues to impact the company’s business and the outlook reflects the company’s estimates based on the best information available at this time. The adjusted numbers in the company's outlook exclude the net surplus or deficit generated from the company's marketing and reservation system activities, as well as other items. See Exhibit 8 for the calculation of adjusted forecasted results and the reconciliation to the comparable GAAP measures.

•Domestic RevPAR for full-year 2021 is expected to surpass 2019 levels and grow at approximately 1%, as compared to full-year 2019.

•Adjusted EBITDA for full-year 2021 is expected to exceed 2019 levels and range between $382 million and $387 million.

•The company's outlook for adjusted EBITDA is based on the current number of shares of common stock outstanding and, therefore, does not reflect any subsequent changes that may occur due to new equity grants or further repurchases of common stock under the company's stock repurchase program.

Conference Call

Choice Hotels International will conduct a conference call on, November 4, 2021, at 8 a.m. Eastern Time to discuss the company’s third quarter earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,100 hotels, representing over 600,000 rooms, in nearly 40 countries and territories as of September 30, 2021, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation, resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants; the rate and pace of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks, including ransomware attacks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, debt-restructuring costs, tax credits related to the rehabilitation and re-use of historic buildings, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, expenses associated with legal claims and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities, as well as an office building leased to a third-party to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2021 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2021	2020	$	%	2021	2020	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$127,317	$79,666	$47,651	60%	$299,606	$200,157	$99,449	50%
Initial franchise and relicensing fees	6,149	6,071	78	1%	18,904	20,031	(1,127)	(6)%
Procurement services	13,010	10,115	2,895	29%	36,293	34,609	1,684	5%
Marketing and reservation system	156,871	107,141	49,730	46%	384,380	297,203	87,177	29%
Owned hotels	11,377	4,201	7,176	171%	24,724	15,731	8,993	57%
Other	8,645	3,577	5,068	142%	20,753	12,948	7,805	60%
Total revenues	323,369	210,771	112,598	53%	784,660	580,679	203,981	35%

OPERATING EXPENSES

Selling, general and administrative	35,110	31,779	3,331	10%	99,847	104,098	(4,251)	(4)%
Depreciation and amortization	5,883	6,382	(499)	(8)%	18,477	19,309	(832)	(4)%
Marketing and reservation system	116,216	113,808	2,408	2%	327,674	333,564	(5,890)	(2)%
Owned hotels	7,054	3,812	3,242	85%	16,534	12,822	3,712	29%
Total operating expenses	164,263	155,781	8,482	5%	462,532	469,793	(7,261)	(2)%

Loss on impairment of assets	—	(4,290)	4,290	100%	—	(5,516)	5,516	100%

Operating income	159,106	50,700	108,406	214%	322,128	105,370	216,758	206%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,638	12,691	(1,053)	(8)%	35,106	37,153	(2,047)	(6)%
Interest income	(1,202)	(1,744)	542	(31)%	(3,717)	(6,277)	2,560	(41)%
Loss on extinguishment of debt	—	15,958	(15,958)	(100)%	—	16,565	(16,565)	(100)%
Other (gains) losses	407	(2,030)	2,437	(120)%	(2,906)	(858)	(2,048)	(239)%
Equity in net (gain) loss of affiliates	(3,326)	1,731	(5,057)	292%	1,492	7,172	(5,680)	(79)%
Total other income and expenses, net	7,517	26,606	(19,089)	(72)%	29,975	53,755	(23,780)	(44)%

Income before income taxes	151,589	24,094	127,495	529%	292,153	51,615	240,538	466%
Income tax expense (benefit)	34,934	9,594	25,340	264%	67,279	(15,907)	83,186	523%
Net income	$116,655	$14,500	$102,155	705%	$224,874	$67,522	$157,352	233%

Basic earnings per share	$2.10	$0.26	$1.84	708%	$4.05	$1.22	$2.83	232%

Diluted earnings per share	$2.08	$0.26	$1.82	700%	$4.01	$1.21	$2.80	231%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	September 30,	December 31,
	2021	2020

ASSETS

Cash and cash equivalents	$415,116	$234,779
Accounts receivable, net	197,999	149,921
Other current assets	97,854	48,214
Total current assets	710,969	432,914

Property and equipment, net	351,768	334,901
Intangible assets, net	306,008	303,725
Goodwill	159,196	159,196
Notes receivable, net of allowances	67,755	95,785
Investments in unconsolidated entities	42,961	57,879
Operating lease right-of-use assets	10,655	17,688
Investments, employee benefit plans, at fair value	31,285	29,104
Other assets	185,337	156,141

Total assets	$1,865,934	$1,587,333

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Accounts payable	$88,056	$83,329
Accrued expenses and other current liabilities	129,173	78,920
Deferred revenue	80,607	50,290
Current portion of long-term debt	216,217	—
Liability for guest loyalty program	76,541	43,308
Total current liabilities	590,594	255,847

Long-term debt	843,820	1,058,738
Deferred revenue	106,410	122,406
Liability for guest loyalty program	40,236	77,071
Operating lease liabilities	5,666	12,739
Deferred compensation & retirement plan obligations	35,958	33,756
Other liabilities	31,104	32,528

Total liabilities	1,653,788	1,593,085

Total shareholders' equity (deficit)	212,146	(5,752)

Total liabilities and shareholders' equity (deficit)	$1,865,934	$1,587,333

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended Sept 30,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$224,874	$67,522

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	18,477	19,309
Depreciation and amortization – marketing and reservation system	18,364	14,994
Franchise agreement acquisition cost amortization	9,734	8,343
Loss on impairment of assets	—	5,516
Loss on extinguishment of debt	—	16,565
Non-cash stock compensation and other charges	24,277	4,748
Non-cash interest and other investment income	(11,039)	(465)
Deferred income taxes	(34,285)	(31,411)
Equity in net losses from unconsolidated joint ventures, less distributions received	8,421	7,320
Franchise agreement acquisition costs, net of reimbursements	(28,466)	(16,960)
Change in working capital and other	14,887	(25,801)

NET CASH PROVIDED BY OPERATING ACTIVITIES	245,244	69,680

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(46,098)	(32,176)
Investment in intangible assets	(3,113)	(1,212)
Contributions to equity method investments	(2,150)	(4,620)
Distributions and sale proceeds from equity method investments	15,554	3,362
Purchases of investments, employee benefit plans	(1,279)	(2,254)
Proceeds from sales of investments, employee benefit plans	2,487	2,372
Purchase/issuance of notes receivable	(17,918)	(9,845)
Collection of notes receivable	63	5,113
Proceeds from sale of tax credits	—	9,197
Other items, net	(115)	(473)

NET CASH USED IN INVESTING ACTIVITIES	(52,569)	(30,536)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	—	(18,200)
Proceeds from issuance of term loan	—	249,500
Proceeds from issuance of 2020 senior notes	—	447,723
Principal payments on long-term debt	—	(466,915)
Purchases of treasury stock	(10,039)	(55,158)
Dividends paid	(12,528)	(25,274)
Payments to extinguish long-term debt	—	(14,347)
Debt issuance costs	(365)	(4,620)
Proceeds from exercise of stock options	10,817	6,615

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(12,115)	119,324

Net change in cash and cash equivalents	180,560	158,468
Effect of foreign exchange rate changes on cash and cash equivalents	(223)	(267)
Cash and cash equivalents at beginning of period	234,779	33,766

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$415,116	$191,967

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2021			For the Nine Months Ended September 30, 2020			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$97.74	60.8%	$59.40	$85.22	46.2%	$39.40	14.7%	1,460	bps	50.8%
Sleep	86.39	59.6%	51.45	77.36	46.5%	35.98	11.7%	1,310	bps	43.0%
Quality	83.94	54.5%	45.77	73.23	42.1%	30.81	14.6%	1,240	bps	48.6%
Clarion(2)	87.91	43.8%	38.52	74.79	33.3%	24.93	17.5%	1,050	bps	54.5%
Econo Lodge	68.35	51.1%	34.94	59.66	41.2%	24.56	14.6%	990	bps	42.3%
Rodeway	68.20	52.0%	35.48	60.15	44.0%	26.45	13.4%	800	bps	34.1%
WoodSpring Suites	50.83	81.9%	41.63	46.14	72.0%	33.24	10.2%	990	bps	25.2%
MainStay	79.84	62.8%	50.15	77.38	55.1%	42.61	3.2%	770	bps	17.7%
Suburban	54.49	71.5%	38.95	52.14	63.7%	33.21	4.5%	780	bps	17.3%
Cambria Hotels	129.62	55.1%	71.44	116.78	38.3%	44.78	11.0%	1,680	bps	59.5%
Ascend Hotel Collection	138.31	54.4%	75.28	120.21	43.9%	52.72	15.1%	1,050	bps	42.8%

Total	$83.70	58.2%	$48.71	$72.71	45.9%	$33.36	15.1%	1,230	bps	46.0%

	For the Three Months Ended September 30, 2021			For the Three Months Ended September 30, 2020			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$110.72	67.8%	$75.03	$86.80	53.3%	$46.24	27.6%	1,450	bps	62.3%
Sleep	95.70	66.4%	63.55	78.07	52.4%	40.89	22.6%	1,400	bps	55.4%
Quality	94.48	62.2%	58.76	76.57	48.7%	37.25	23.4%	1,350	bps	57.7%
Clarion(2)	101.17	51.9%	52.47	78.58	37.3%	29.29	28.7%	1,460	bps	79.1%
Econo Lodge	76.51	57.1%	43.66	63.66	47.2%	30.03	20.2%	990	bps	45.4%
Rodeway	76.21	56.9%	43.37	63.02	50.2%	31.62	20.9%	670	bps	37.2%
WoodSpring Suites	54.11	85.5%	46.26	46.41	76.5%	35.50	16.6%	900	bps	30.3%
MainStay	87.15	69.1%	60.18	79.23	62.4%	49.43	10.0%	670	bps	21.7%
Suburban	59.26	73.5%	43.54	51.46	68.3%	35.14	15.2%	520	bps	23.9%
Cambria Hotels	148.85	62.2%	94.15	110.04	41.3%	45.44	35.3%	2,090	bps	107.2%
Ascend Hotel Collection	158.37	63.3%	98.50	126.71	51.1%	64.80	25.0%	1,220	bps	52.0%

Total	$94.59	64.9%	$61.37	$75.29	52.1%	$39.24	25.6%	1,280	bps	56.4%

Effective Royalty Rate

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2021	September 30, 2020		September 30, 2021	September 30, 2020

System-wide(3)	4.99%	4.91%		5.00%	4.93%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2021			For the Nine Months Ended September 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$97.74	60.8%	$59.40	$97.39	63.9%	$62.25	0.4%	(310)	bps	(4.6)%
Sleep	86.39	59.6%	51.45	86.50	63.0%	54.48	(0.1)%	(340)	bps	(5.6)%
Quality	83.94	54.5%	45.77	81.51	55.9%	45.55	3.0%	(140)	bps	0.5%
Clarion(2)	87.91	43.8%	38.52	86.31	51.3%	44.32	1.9%	(750)	bps	(13.1)%
Econo Lodge	68.35	51.1%	34.94	64.75	49.1%	31.77	5.6%	200	bps	10.0%
Rodeway	68.20	52.0%	35.48	65.29	50.4%	32.89	4.5%	160	bps	7.9%
WoodSpring Suites	50.83	81.9%	41.63	47.34	76.9%	36.40	7.4%	500	bps	14.4%
MainStay	79.84	62.8%	50.15	86.38	65.8%	56.86	(7.6)%	(300)	bps	(11.8)%
Suburban	54.49	71.5%	38.95	58.36	68.9%	40.18	(6.6)%	260	bps	(3.1)%
Cambria Hotels	129.62	55.1%	71.44	145.08	69.5%	100.88	(10.7)%	(1,440)	bps	(29.2)%
Ascend Hotel Collection	138.31	54.4%	75.28	126.66	62.7%	79.41	9.2%	(830)	bps	(5.2)%

Total	$83.70	58.2%	$48.71	$83.07	59.3%	$49.26	0.8%	(110)	bps	(1.1)%

	For the Three Months Ended September 30, 2021			For the Three Months Ended September 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$110.72	67.8%	$75.03	$101.48	68.4%	$69.38	9.1%	(60)	bps	8.1%
Sleep	95.70	66.4%	63.55	88.32	66.4%	58.62	8.4%	0	bps	8.4%
Quality	94.48	62.2%	58.76	85.60	60.6%	51.87	10.4%	160	bps	13.3%
Clarion(2)	101.17	51.9%	52.47	91.80	55.7%	51.16	10.2%	(380)	bps	2.6%
Econo Lodge	76.51	57.1%	43.66	68.67	53.3%	36.60	11.4%	380	bps	19.3%
Rodeway	76.21	56.9%	43.37	68.98	54.3%	37.45	10.5%	260	bps	15.8%
WoodSpring Suites	54.11	85.5%	46.26	48.69	77.4%	37.67	11.1%	810	bps	22.8%
MainStay	87.15	69.1%	60.18	88.05	70.5%	62.07	(1.0)%	(140)	bps	(3.0)%
Suburban	59.26	73.5%	43.54	57.55	67.9%	39.11	3.0%	560	bps	11.3%
Cambria Hotels	148.85	62.2%	94.15	145.78	72.0%	104.95	2.1%	(980)	bps	(10.3)%
Ascend Hotel Collection	158.37	63.3%	98.50	135.09	67.6%	91.29	17.2%	(430)	bps	7.9%

Total	$94.59	64.9%	$61.37	$86.95	63.4%	$55.10	8.8%	150	bps	11.4%

Effective Royalty Rate

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2021	September 30, 2019		September 30, 2021	September 30, 2019

System-wide(3)	4.99%	4.84%		5.00%	4.84%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2021		September 30, 2020		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,665	131,066	1,629	128,213	36	2,853	2.2%	2.2%
Sleep	414	29,167	403	28,534	11	633	2.7%	2.2%
Quality	1,666	125,061	1,688	128,751	(22)	(3,690)	(1.3)%	(2.9)%
Clarion(2)	183	21,917	179	22,364	4	(447)	2.2%	(2.0)%
Econo Lodge	734	44,112	781	47,036	(47)	(2,924)	(6.0)%	(6.2)%
Rodeway	531	30,657	567	32,251	(36)	(1,594)	(6.3)%	(4.9)%
WoodSpring Suites	300	36,112	285	34,290	15	1,822	5.3%	5.3%
MainStay	97	6,780	74	4,673	23	2,107	31.1%	45.1%
Suburban	70	6,366	62	6,236	8	130	12.9%	2.1%
Cambria Hotels	58	8,060	53	7,599	5	461	9.4%	6.1%
Ascend Hotel Collection	224	28,175	213	22,192	11	5,983	5.2%	27.0%

Domestic Franchises(3)	5,942	467,473	5,934	462,139	8	5,334	0.1%	1.2%

International Franchises	1,160	134,303	1,192	134,316	(32)	(13)	(2.7)%	—%

Total Franchises	7,102	601,776	7,126	596,455	(24)	5,321	(0.3)%	0.9%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
Revenues, Excluding Marketing and Reservation Activities

Total Revenues	$323,369	$210,771	$784,660	$580,679
Adjustments:
Marketing and reservation system revenues	(156,871)	(107,141)	(384,380)	(297,203)
Revenues, excluding marketing and reservation activities	$166,498	$103,630	$400,280	$283,476

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020

Total Selling, General and Administrative Expenses	$35,110	$31,779	$99,847	$104,098
Mark to market adjustments on non-qualified retirement plan investments	61	(1,709)	(3,402)	(928)
Operational restructuring charges	—	(128)	(724)	(8,646)
Share-based compensation	(3,016)	(1,765)	(8,399)	(1,624)
Exceptional allowances attributable to COVID-19	(989)	(1,285)	(3,087)	(3,963)
Expenses associated with legal claims	(3,000)	—	(3,000)	—
Adjusted Selling, General and Administrative Expenses	$28,166	$26,892	$81,235	$88,937

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020

Net income	$116,655	$14,500	$224,874	$67,522
Income tax expense (benefit)	34,934	9,594	67,279	(15,907)
Interest expense	11,638	12,691	35,106	37,153
Interest income	(1,202)	(1,744)	(3,717)	(6,277)
Other (gains) losses	407	(2,030)	(2,906)	(858)
Loss on extinguishment of debt	—	15,958	—	16,565
Equity in operating net loss of affiliates, net of impairments	957	1,731	3,547	7,172
Loss on impairment of unconsolidated joint venture	—	—	4,805	—
Gain on sale of unconsolidated joint venture	(4,283)	—	(6,860)	—
Depreciation and amortization	5,883	6,382	18,477	19,309
Loss on impairment of assets	—	4,290	—	5,516
Mark to market adjustments on non-qualified retirement plan investments	(61)	1,709	3,402	928
Operational restructuring charges	—	128	724	8,646
Share-based compensation	3,016	1,765	8,399	1,624
Exceptional allowances attributable to COVID-19	989	1,285	3,087	3,963
Expenses associated with legal claims	3,000	—	3,000	—
Marketing and reservation system reimbursable (surplus) deficit	(40,655)	6,667	(56,706)	36,361
Franchise agreement acquisition costs amortization	1,961	1,582	5,534	4,759
Adjusted EBITDA	$133,239	$74,508	$308,045	$186,476

Revenues, excluding marketing and reservation activities	$166,498	$103,630	$400,280	$283,476

Adjusted EBITDA margins	80.0%	71.9%	77.0%	65.8%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020

Net income	$116,655	$14,500	$224,874	$67,522
Adjustments:
Loss on sale and disposition & impairment of assets, net	—	3,123	—	4,087
Loss on impairment of unconsolidated joint venture	—	—	3,647	—
Loss on extinguishment of debt	—	11,617	—	12,275
Gain on sale of unconsolidated joint venture	(3,276)	—	(5,207)	—
Operational restructuring costs	—	97	550	6,392
Exceptional allowances attributable to COVID-19	757	651	2,343	2,937
Expenses associated with legal claims	2,295	—	2,277	—
Sale of tax credits on historic building	—	(1,688)	—	(1,857)
Marketing and reservation system reimbursable (surplus) deficit	(31,286)	3,376	(43,635)	28,431
Foreign tax benefit on international restructuring	—	5,118	—	(25,454)
Adjusted Net Income	$85,145	$36,794	$184,849	$94,333

Diluted Earnings Per Share	$2.08	$0.26	$4.01	$1.21
Adjustments:
Loss on sale and disposition & impairment of assets, net	—	0.06	—	0.07
Loss on impairment of unconsolidated joint venture	—	—	0.07	—
Loss on extinguishment of debt	—	0.21	—	0.22
Gain on sale of unconsolidated joint venture	(0.06)	—	(0.09)	—
Operational restructuring costs	—	—	0.01	0.12
Exceptional allowances attributable to COVID-19	0.01	0.01	0.04	0.05
Expenses associated with legal claims	0.04	—	0.04	—
Sale of tax credits on historic building	—	(0.03)	—	(0.03)
Marketing and reservation system reimbursable (surplus) deficit	(0.56)	0.06	(0.78)	0.51
Foreign tax benefit on international restructuring	—	0.09	—	(0.46)
Adjusted Diluted Earnings Per Share (EPS)	$1.51	$0.66	$3.30	$1.69

		Exhibit 8
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - 2021 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2021

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)		Midpoint
		2021 Guidance

Net income		$255,600
	Income tax (benefit) expense	76,900
	Interest expense	46,400
	Interest income	(4,900)
	Other losses (gains)	(2,600)
	Equity in operating net loss of affiliates, net of impairments	4,300
	Gain on sale of unconsolidated joint venture	(6,900)
	Loss on impairment of unconsolidated joint venture	4,800
	Depreciation and amortization	24,600
	Mark to market adjustments on non-qualified retirement plan investments	3,400
	Operational restructuring charges	700
	Share-based compensation	11,400
	Exceptional allowances attributable to COVID-19	3,100
	Expenses associated with legal claims	3,000
	Marketing and reservation system reimbursable surplus	(42,600)
	Franchise agreement acquisition costs amortization	7,300
Adjusted EBITDA		$384,500